Exhibit 1A-3.03

XCPCNL BUSINESS SERVICES CORPORA TlON, INC, CERTIFICATE OF DESIGNATION OF PREltERENCES, RIGHTS AND LIMITATIONS OF SERIES B PREFERRED STOCK PURSUANT TO SECTION 151 OF THE DELA WARE GENERAL CORPORATION LAW The undersigned, Irving D. Boyes, hereby certifies that: l . He is the President of XCPCNL Business Services Corporation, Inc., a Delaware corporation ("Corporation"); 2. The Corporation is authorized to issue 1,000,000 shares of Preferred Stock; 3. The following resolutions were duly adopted by the Board of Directors: WH:EREcA􀆩􀆩􀆪􀆪 the Certificate o:fln􀆫􀆫orpor.a!Jon. of the CorporatiO'n provides for a cla􀆬􀆬s of its authorjzedi:sto;ck􀆭􀆭1ow1tas:prefe1red;stockt com:p·rrsed of 1,000,000 shates, $0.01 par value, issuable from :tune tQ time m one or.mor􀀥􀀥 s¢rJe$; ttnd;, WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of the shares; and, WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 100,000 shares of the preferred stock designated as Series B Preferred Stock, which the Corporation has the authority to issue, as follows; Now Therefore, It Is: RESOLVED, that the Board of Directors does hereby provide for the issuance of a class of preferred stock identified as Series B Preferred Stock and authorize the issuance of 100,000 shares of Series B Preferred Stock for cash or exchange of other securities or other consideration, with the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows: TERMS OF SERIES B PREFERRED STOCK Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as Series B Preferred Stock ("Preferred Stack") and the number of shares so designated shall be l 00,000. Each share of Series B Preferred Stock shall have a par value of $0.01 per share. Section 2. Voting Rights. The holders of Series B Preferred Stock shall have no voting rights. Section 3. Dividend Rights. The holders of Series B Preferred Stock shall not be entitled to receive dividends Section 4. Redemption. The Corporation agrees to redeem the Series B Preferred Shares in the fourth year from the date of issuance and continuing each year thereafter until all issued and 11 Page State of Delaware Secrel81J of State Division of Corporations Delivered 06:09 PM 02/18/2020 FILED 06:09 PM 02/18/2020 SR 20201227283 - FlleNumber 3976941 outstanding Series B Preferred Shares are redeemed at a redemption price of $1,000.00 per share but no more than 10,000 shares being redeemed in any one year. Section 5. Conversion. A holder of Series B Prefen-ecl Stock shall not have the right to convert the shares of Series B Preferred held by such holder into shares of Common Stock of the Corporation. Section 6. Priority In Event of Dissolution and Liquidation or Sale of Assets. The holders of Preferred Shares shall be treated equally as holders of the Corporation's common shares in the event of dissolution, liquidation or sale of the Corporations assets, i.e., a "Liquidation Event." Accordingly, the holders of Series B Preferred Shares shall receive the amount per share as will the holders of common stock. Section 7. Shareholder's Agreement. The holders of Series B Preferred Shares shall notify the Corporation of any proposed transfer of the Series B Preferred Shares and shalJ give the Corporation a right of first refusal on a proposed transfer of the Series B Preferred Shares a) Notice of transfer of Series B Preferred Shares shall be given by mailing to the Corporation written notice not less than twenty (20) no more than fifty (50) days prior to the date fixed for such proposed transfer of shares of Series B Preferred Shares to be so transferred, by first class U.S. mail, postage prepaid. If less than all the outstanding Series B Preferred Shares are to be transferred, the redemption may be made pro rata, by lot or i-n such other equitable manner as may be prescribed by resolution of the Board of Directors. b) Notwithstanding the provisions of this Section 7 the Corporation shall not have the right of first refusal with respect to a transfer of Series B Prefe1Ted Shares from a shareholder to an affiliate of such shareholder. c) Subject to the foregoing and to the provisions contained in this Section 7, the Board of Directors shal I have foll power and authority to prescribe the te.rms and conditions upon which Series B Preferred Shares shall be transfened from time to time. Section 8. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be promptly retired and canceJled after the acquisition thereof􀑲􀑲 All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock, to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on reissuance set forth herein. Section 9. Miscellaneous. a) Notices. Any and all notices or other communications of deliveries to be provided by the Holder of Series B Preferred Shares shall be In writing and hand delivered or mailed by U.S. certified mall, postage prepaid addressed to the Corporation at 13601 Preston Road, Suite 900, Dallas, Texas 75240: Attn: Chief Executive Officer or such other address as shall constitute the principal place of business of the Corporation. Any and all. notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, 21Page by facsimile, sent by a nationally recognized overnight courier s ervice addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or delivery, hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication or deliveries hereunder via facsimile at the facsimil e (ii) the second "Business Day following the date of transmission i f sent by a nationally recognized overnight counter service, or (iii) upon actual receipt by the party to whom such notice is required to be given. "Business Day" shall mean a day which is not a (a) Saturday, (b) Sunday or (c) a national holiday observed in the United States. b) Lost or Mutilated Preferred Stock Certificates. ff a Holder's Preferred Stock Certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, i n exchange and substitution for any upon cancellation o f a mutilated certificate, or i n the Lieu o f or i n substitution fo r a lost, stolen o r destroyed certificate for the shares o f Preferred Stock so muti lated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, Jf requested, all reasonably satisfactoty to the : Corporation. c) Governing Law; Jurisdiction; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Tenns of Series B. Preferred Stock shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof, and, if application, the federal law of the United States. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions covered by this Terms Of Series B Preferred Stock (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agent(s) shall be commenced in a state or federal com1 sitting in the county of Dallas County, Texas. Each party hereto hereby irrevocably submits to the exclusive j urisdiction of a state or federal court sitting in Dallas County, Texas. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of a state or federal court sitting in Dallas County, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby Irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, or that a state or federal court sitting in Dallas County, Texas is an improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by application law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Terms of Series B Preferred Stock or the transaction contemplated hereby. If either patty shall commence an action or proceeding to enforce any provisions of this Terms of Series B Preferred Stock, the prevailing party in such action or proceeding shall be reimbursed by the other patty for its reasonabl e attorneys' fees and other costs and expenses incurred with the Investigation, preparation and prosecution of such action or proceeding. d) Waiver. Any waiver of a breach of any provision of this Terms Of Series B Preferred Stock shall no operate as, or be construed to be, a waiver of any other breach of such provision or of any breach of any other provision of this Terms Of Series B Pre ferred Stock. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Terms Of Series B Prefe1Ted Stock on one or more occasions shall not be considered a waiver or deprive that party of 3 I P a g c , ' the right hereafter to insist upon strict adherence to that tetm or any other term of this Tetms Of Series B Preferred Stock. Any waiver must be in writing. e) Severability. If any provision of this Tetms Of S eries B Preferred Stock is invalid, illegal or unenforceable, the balance of this Terms Of Series B Preferred Stock shall remain in effect, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances. f) Next Business Day. Whenever any obligation hereunder shall be due on a day other than a Business Day, such obligation shall be due on the next succeeding Business Day. g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Terms Of Series B Preferred Stock and shall not be deemed to limit or affect any of the provisj ons thereof. It is FURTHER RESOLVED, that any officer or director of the Corporation be and herby are directed to prepare and file a Cettificate Of Designation Of Preferences, Rights And Limitations in accordance with the foregoing Resolutions and provisions of Delaware Law. e.. IN WITNES S WHEREOF, the unders igned has executed this Certificate the /4. day of Febniary, 2 0 2 0 , e . . . . / . . JHef Executive O · . .c et 4 ! P a g e Delaware Division of Corporations D ivision of Corporations Su rvey 4 0 1 Fed e ral Street, Su ite 4 Dover, DE 1 99 0 1 Fax: 302-739-72 1 9 On a scale of 1 (unacceptable) to 10 (outstanding), please rate the following questions. 1 . How wo u ld you rate the overa l l qua l ity of service p rovided by the D ivision of Corporations? 1 2 3 4 5 6 7 8 9 1 0 NA 2 . How would you rate the c o n ven i e n ce of o u r services? 1 2 3 4 5 6 7 8 9 1 0 NA 3 . H ow wou ld you rate the promptness o f service p rovided? 1 2 3 4 5 6 7 8 9 1 0 NA 4. H ow would you rate the a ccess i b i l ity of the D ivision of Corporations staff? 1 2 3 4 5 6 7 8 9 1 0 NA 5 . H ow wou l d you rate the tra i n i ng/i n fo rmation you received from the D ivision of Corporations staff? 1 2 3 4 5 6 7 8 9 1 0 NA 6 . H ow would you rate the written materials received from the Division o f Corporations? (Were they easy to read and helpfu l? i . e . , g u id e l i n es , forms , D C I S M a n ua l . ) 1 2 3 4 5 6 7 8 9 1 0 NA 7 . Were D ivision of Corporations staff atte ntive a n d helpfu l rel ative t o your comments and concerns? 1 2 3 4 5 6 7 8 9 1 0 NA 8 . D i d D ivision of Co rporatio n s staff d isplay profess i o na l is m & cou rtesy? 1 2 3 4 5 6 7 8 9 1 0 NA 9. Are D ivision of Corporations staff kn owledgeable? 1 2 3 4 5 6 7 8 9 1 0 NA Please let us know a bout expe riences and incidents with the Division of Corporations ( i . e . , staff, eq u i pment, con nectivity, customer service) that i m p ressed or d isappoi nted you . Comments : -􀀇􀀇----........------,----------------- Company n a m e and contact i nformatio n : If you wou l d p refer, you may take this survey o n l i n e at https://surveymonkey.com/r/corporationssurvey PAGE 1 of 1 8090447 DOOLEY & ASSOCIA TES, P.C. 14228 MIDWA Y ROAD SUITE 214 DALLAS, TX 75244 A TTN: MARSHAL W. DOOLEY , -- ,, Service Request# 20201227283 g, t a t e n f i t l a m a r r S'ECRETARV 0 1= STATE DIVISION OF CORPORATIONS P. O . BOX 898 DOVER, DELAWARE 1 990·3 02-18-2020 DESCRIPTION AMOUNT 3976941 - XCPCNL BUSINESS SERVICES CORPORA TION 0151 Stock Designation Stock Designation Fee Receiving/Indexing Surcharge Assessment-New Castle County Page Assessment-New Castle County Data Entry Fee Court Municipality Fee, Wilm. Expedite Fee, 24 Hour TOTAL CHARGES TOTAL PAYMENTS BALANCE $5.00 $1 15. 00 $6.00 $45.00 $5. 00 $20.00 $100.00 $296. 00 $296. 00 $0.00